UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2012, we entered into an agreement, or the Amendment Agreement, to amend that certain Investor Rights Agreement, dated as of April 3, 2009, as amended, or the Rights Agreement, by and among us and the accredited investors and members of management who purchased our securities in the private placement previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2009, or the Private Placement.

The Amendment Agreement amends the Rights Agreement to provide that the size of our Board of Directors, or the Board, will be set at 10 members. On February 2, 2012, the Board increased the authorized number of directors to 10.

The foregoing description of the Amendment Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, Steven B. Ketchum, Ph.D. resigned from his position as our Senior Vice President, Research and Development in connection with his appointment to the Board on February 2, 2012. Dr. Ketchum’s resignation and his appointment to the Board will be effective February 15, 2012. The Board appointed Dr. Ketchum to serve as a member of the Board as a Class II director for a term expiring at our 2013 annual meeting of stockholders, or until his earlier death, resignation or removal or his successor is duly elected and qualified.

In connection with his resignation, we entered into a letter agreement, or the Ketchum Agreement, with Dr. Ketchum on February 2, 2012, pursuant to which we and Dr. Ketchum agreed that his outstanding options will continue vesting until June 30, 2012, and that Dr. Ketchum will forfeit all shares that remain unvested as of such date. Other than as described above, Dr. Ketchum will not receive any additional compensation in connection with his transition to member of the Board; however, on January 31, 2012, the Board approved the payment of a cash bonus of $97,500 to Dr. Ketchum pursuant to our 2011 Bonus Program, as previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2011. The cash bonus will be made concurrently with payments to other participants in the 2011 Bonus Program, which is expected to occur in the first quarter of 2012. In addition, as a non-employee director, Dr. Ketchum will be entitled to cash compensation of $30,000 per year as an annual retainer for his service as a director and will be eligible for periodic equity grants as determined by the Board in its discretion.

The foregoing description of the Ketchum Agreement does not purport to be complete and is qualified in its entirety by reference to the Ketchum Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

The transactions involving Sunesis in which Dr. Ketchum has a material interest are described under the heading “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2011, which disclosures are incorporated by reference herein.

Item 8.01.	Other Events.

On February 2, 2012, we issued a press release announcing Eric Bjerkholt’s promotion to Executive Vice President, Corporate Development and Finance, and the appointment of Adam R. Craig as our Executive Vice President, Development and Chief Medical Officer. A copy of our press release, entitled “Sunesis Announces Appointment of Adam R. Craig as Chief Medical Officer,” is furnished pursuant to Item 8.01 as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Agreement Regarding Private Placement of Securities of Sunesis Pharmaceuticals, Inc., dated as of February 2, 2012, by and among Sunesis Pharmaceuticals, Inc. and the investors identified on the signature pages thereto.

10.2	Letter Agreement, dated February 2, 2012, by and between Sunesis Pharmaceuticals, Inc. and Steven B. Ketchum.

99.1	Press Release, dated February 2, 2012, entitled “Sunesis Announces Appointment of Adam R. Craig as Chief Medical Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: February 3, 2012	By:	/s/ ERIC H. BJERKHOLT
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Agreement Regarding Private Placement of Securities of Sunesis Pharmaceuticals, Inc., dated as of February 2, 2012, by and among Sunesis Pharmaceuticals, Inc. and the investors identified on the signature pages thereto.

10.2	Letter Agreement, dated February 2, 2012, by and between Sunesis Pharmaceuticals, Inc. and Steven B. Ketchum.

99.1	Press Release, dated February 2, 2012, entitled “Sunesis Announces Appointment of Adam R. Craig as Chief Medical Officer.”